Exhibit 99.1

Reborn Coffee Closes $1.0 Million Private Placement Equity Investment from Accredited Investor

Investment Allows for Continued U.S. and International Store Expansion and Product Introductions

Brea, CA – February 29, 2024 – Reborn Coffee, Inc. (NASDAQ: REBN) ("Reborn", or the "Company"), a California-based retailer of specialty coffee, today announced the closing of a non-brokered $1.0 million private placement investment from accredited investor, Mr. Scott Lee.

At the closing, the Company issued 444,445 shares of the Company’s common stock for gross proceeds of approximately $1,000,000 for a purchase price $2.25 per share. Reborn Coffee intends to use these proceeds for working capital and general corporate purposes.

Mr. Scott Lee is an “accredited investor,” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. Mr. Lee is currently the CEO of Walking Slow Entertainment and boasts an impressive track record of managing numerous Korean KOSDAQ-listed companies in South Korea. His extensive experience in the business landscape is matched by a forward-thinking vision that seeks to intertwine the coffee lifestyle with K-pop culture.

“This private equity investment allows Reborn Coffee to continue expanding its footprint both in the U.S. and internationally,” said Jay Kim, Chief Executive Officer of Reborn. “This investment marks another inflection point for our Company as we continue to establish Reborn as a leader in the coffee industry. We believe Scott’s innovative approach to infuse Reborn Coffee with the universal appeal of K-pop to enhance the coffee-drinking experience and establish a unique cultural phenomenon in the industry is unparalleled.”

Further details regarding this private placement can be found in Reborn Coffee’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 29, 2024.

About Reborn Coffee

Reborn Coffee, Inc. (NASDAQ: REBN) is focused on serving high quality, specialty-roasted coffee at retail locations, kiosks, and cafes. Reborn is an innovative company that strives for constant improvement in the coffee experience through exploration of new technology and premier service, guided by traditional brewing techniques. Reborn believes they differentiate themselves from other coffee roasters through innovative techniques, including sourcing, washing, roasting, and brewing their coffee beans with a balance of precision and craft. For more information, please visit www.reborncoffee.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recent filings with the Securities and Exchange Commission (“SEC”) including our Form 10-Q for the third quarter of 2023, which can be found on the SEC’s website at www.sec.gov. Such risks, uncertainties, and other factors include, but are not limited to, the Company’s ability to continue as a going concern as indicated in an explanatory paragraph in the Company’s independent registered public accounting firm’s audit report as a result of recurring net losses, among other things, the Company’s ability to successfully open the additional locations described herein as planned or at all, the Company’s ability to expand its business both within and outside of California (including as it relates to increasing sales and growing Average Unit Volumes at our existing stores), the degree of customer loyalty to our stores and products, the impact of COVID-19 on consumer traffic and costs, the fluctuation of economic conditions, competition and inflation. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investor Relations Contact:
Chris Tyson
Executive Vice President
MZ North America
REBN@mzgroup.us
949-491-8235

Company Contact:
Reborn Coffee, Inc.
ir@reborncoffee.com